THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR. OTHERWISE DISPOSED OF UNLESS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS, OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED EITHER AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR OTHER EVIDENCE THAT IS SATISFACTORY TO THE COMPANY, WHICH EVIDENCE ESTABLISHES THAT ANY SUCH DISPOSITION WILL NOT VIOLATE THE SECURITIES ACT, SUCH LAWS OR. ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Warrant No. _________

Warrant to Purchase

6,666,666 Shares of Common Stock

of Advance Nanotech, Inc.

dated August 14, 2006

Exercisable on or before

5:00 P.M., Eastern Standard Time, August 14, 2011

FOR VALUE RECEIVED, Advance Nanotech, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), promises to issue in the name of, and sell and deliver to Jano Holdings Limited or its registered assigns (in each case, the “Holder”), a certificate or certificates for an aggregate of Six Million Six Hundred Thousand Six Hundred Sixty Six (6,666,666) shares (the “Warrant Shares”) of the Company’s common stock upon compliance with the terms of this warrant (the “Warrant”) and payment therefor of the exercise price of $1.25 per share of common stock (the “Exercise Price” or the “Warrant Share Price”). The number of Warrant Shares and the Exercise Price shall be adjusted from time to time as set forth below. This Warrant shall be exercisable upon execution and at any time prior to 5:00 p.m., Eastern Standard Time, on August 14, 2011 (the “Exercise Period”) and shall be void thereafter. This Warrant is issued on August 14, 2006 (the “Date of Issuance”). This Warrant is also subject to the following terms and conditions.

1.  EXERCISE OF WARRANT.

(a)  General Method of Exercise. This Warrant may be exercised in whole or in part at any time during the Exercise Period by delivery to the Company’s principal office (or such other office as the Company may designate by written notice to the Holder), not later than two (2) business days before the date on which this Warrant is to be exercised (the “Exercise Date”), of all of the following:

(i)  a Form of Exercise Notice (the “Form of Exercise”) annexed hereto, duly executed by the Holder and setting forth (A) the Exercise Date, (B) the number of Warrant Shares as to which this Warrant is to be exercised on the Exercise Date;

(ii)  either cash, a certified or official bank check payable to the Company in funds immediately available on the Exercise Date or a wire transfer for the account of the Company, in an amount equal to the Exercise Price multiplied by the number of Warrant Shares of the Company’s common stock as to which this Warrant is to be exercised on the Exercise Date; and

(iii)  this Warrant.

(b)  Issuance of Certificates and New Warrant. Within a reasonable time not in excess of twenty (20) days after the Exercise Date, the Company shall deliver to the Holder:

(i)  a certificate for the number of shares of the Company’s common stock such Holder elected to purchase on the Exercise Date; or

(ii)  if this Warrant was not exercised in full, a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, both of which shall be delivered to the Holder at the address designated in the Form of Exercise. Any new Warrant shall be dated with this Warrant’s original issue date.

Any certificates so delivered shall be in such denominations as may be requested by the Holder hereof, shall be registered in the name of such Holder and shall bear a restrictive legend if not registered.

Certain Definitions.

(i)  As used herein, “Market Price” means, with respect to any applicable security as of any applicable date, (i) the last closing trade price of such security on whichever national securities exchange or trading market (including, without limitation, the Nasdaq and the OTC Bulletin Board) is the principal trading market where such security is listed by the Company for trading (the “Principal Market”), as reported by Bloomberg, or (ii) if the Principal Market should operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to the commencement of extended trading hours on the applicable date, but in no event later than 4:30:00 p.m., New York local time, as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the bid prices, on the one hand, and the ask prices, on the other hand, of all market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). The applicable trading market for such calculation, whether it is the Principal Market or the “pink sheets”, is hereafter referred to as the “Trading Market”. The Company shall make all determinations pursuant to this paragraph in good faith. In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

(ii)  As used herein, “Trading Day” means a day on which the Trading Market with respect to the Common Stock is open for the transaction of business.

2.  ADJUSTMENTS.

(a)  If the Company is recapitalized through the subdivision or combination of its outstanding shares of common stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of common stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

(b)  If the Company declares a dividend or distribution on common stock payable in common stock or securities convertible into common stock, the number of shares of common stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of common stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of common stock issuable upon conversion of all such securities convertible into common stock) of common stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

(c)  Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made. Upon an adjustment described herein, the Company may elect to issue a new Warrant reflecting such adjustment, and if the Company so elects, the Holder will return this Warrant to the Company in exchange for such new Warrant.

(d)  The provisions of this Section a are for the purpose of, and shall be interpreted to the effect that, upon any exercise of this Warrant, the Holder shall be entitled to receive the same amount and kind of securities and other property that it would have been entitled to receive as the owner at all times subsequent to the date hereof of the number of shares of common stock issuable upon conversion of the Warrant Shares purchased upon any such exercise.

(e)  Except as required pursuant to Sections 2(i) or 2(j) hereof or as otherwise provided in this Warrant, it is agreed and understood that no adjustments shall be made hereunder solely as a result of the issuance by the Company of (i) common stock issued pursuant to any future public or private issuance of stock, or (ii) common stock issued upon the exercise of warrants or options and other convertible securities granted by the Company.

(f)  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(g)  Irrespective of any adjustment or change in the Exercise Price, or the number of shares of common stock actually purchasable under each Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Exercise Price per Share and the number of Warrant Shares purchasable thereunder as the Exercise Price per Share and the number of Warrant Shares purchasable were expressed on the Warrants when initially issued.

(h)  The Company and the Holder of this Warrant agree that in the event that there is a Change in Control of the Company, from and after that date all references to the Company shall automatically be deemed to mean the Change in Control Party, all references to Warrant Shares shall mean shares of common stock of the Change in Control Party, and this Warrant automatically converts into Warrants to purchase the common stock of the Change in Control Party provided, that in any such event this Warrant shall entitle the Warrant holder to acquire the same percentage of the shares of the Change in Control Party as the holder of the Warrant, prior to such the Change in Control, was entitled to acquire, in respect of the shares of common stock of the Company prior to the Change in Control, but in no event, notwithstanding any action by the Company (or any Change in Control Party) or its shareholders shall the number of Warrant Shares which may be acquired by the holder of this Warrant upon exercise of the same be less than 6,666,666 shares of common stock of the applicable entity without the express prior written consent of the holder of this Warrant to this Warrant being exercisable to acquire a lesser number of shares of common stock of the applicable entity. This provision shall apply equally to any Change in Control (and the applicable Change in Control Party) and to any subsequent Change in Control with respect to any Change in Control Party or any subsequent Change in Control Party. For purposes of this Warrant, a “Change in Control” shall mean (a) a merger , consolidation or any other combination of the Company (other than a merger, consolidation or combination of a wholly-owned subsidiary of the Company or any other person or entity with respect to which Jano Holdings Limited or its registered assignees shall have given prior approval in writing) with any entity or person, (b) the sale of all or substantially all of the assets of the Company, or (c) the purchase by a single entity or group, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, of more than 25% of the voting stock of the Company in a single transaction or a series of related transactions, whether directly or indirectly, and whether through a transaction with the Company, its shareholders or otherwise. The term “Change in Control Party” shall mean the person or entity (a) with which-the Company merged, consolidated or was combined; (b) which acquired all or substantially all of the assets of-the Company, or (c) acquired more than 25% of the voting stock of the Company in a single transaction or a series of related transactions as described above, in any such case in the applicable Change in Control transaction or transactions.

(i)  If the Company shall issue any Additional Shares of Common Stock after the date hereof (excluding any such issuance for which an adjustment is made under the foregoing subsection (a)), for no consideration or for a consideration per share less than the Warrant Share Price in effect on the date of and immediately prior to such issue, then in such event, the Warrant Share Price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

(A)  an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Share Price in effect immediately prior to such issuance or sale, plus (y) the aggregate consideration (before deduction of transaction expenses or commission or underwriting discounts or allowances in connection therewith) received or deemed to be received by the Company, if any, upon such issuance or sale, by

(B)  the total number of shares of Common Stock outstanding immediately after such issuance or sale.

(j)  If the Company, at any time or from time to time after the Date of Issuance, shall issue any options, warrants or other rights to purchase Common Stock (collectively, “Options”) or securities that, by their terms, directly or indirectly, are convertible into or exchangeable for shares of Common Stock (“Convertible Securities”) (in each case other than those securities excluded, pursuant to Section 2 (1), from the definition of “Additional Shares of Common Stock”) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, in each case other than those securities excluded, pursuant to Section 2 (1), from the definition of “Additional Shares of Common Stock”, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued pursuant to this Section 2 (j):

(i)  no further adjustment in the Warrant Share Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option without exercise or the termination of any such right to convert or exchange such Convertible Securities without such conversion or exchange, the Warrant Share Price then in effect hereunder shall forthwith be increased to the Warrant Share Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding;

(ii)  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Share Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (ii) shall have the effect of increasing the Warrant Share Price to an amount which exceeds the lower of (A) the Warrant Share Price on the original adjustment date, or (B) the Warrant Share Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(iii)  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Share Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (iii) shall have the effect of decreasing the Warrant Share Price to an amount which exceeds the lower of (A) the Warrant Share Price on the original adjustment date, or (B) the Warrant Share Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(iv)  if such Options or Convertible Securities cover shares which are excluded from the definition of Additional Shares of Common Stock by Section 2.1(a), then this Section 2.1(d) shall not apply to those underlying shares.

(k)  For purposes of Subsections 2 (i) and 2 (j), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)  Cash and Property: Such consideration shall:

(1)	insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

(B)  Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2 (j), relating to Options and Convertible Securities, shall be determined by dividing

(1)
the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)
the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein.

(l)  The term “Additional Shares of Common Stock” includes all shares of Common Stock issued by the Company after the Date of Issuance, other than:

(i)  Shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issuable or issued without breach or default under the Amended and Restated Senior Secured Grid Note made by the Company to Jano Holdings Limited and dated August __, 2006 to the Company’s employees, directors or consultants pursuant to a stock option plan or restricted stock plan or other compensation plan approved by the Board;

(ii)  Shares of Common Stock issued or issuable pursuant to securities outstanding at the Date of Issuance or agreements to issue such securities or underlying shares of Common Stock which agreements are outstanding at the Date of Issuance;

(iii)  Shares of Common Stock issuable upon exercise of options or warrants, or upon conversion of convertible securities or other rights, outstanding as of the Date of Issuance, as well as options and warrants and shares of Common Stock issued or issuable upon exercise of options or warrants issued upon commercially reasonable terms to placement agents or to underwriters on a “best efforts” basis in connection with the sale by the Company of the Company’s Common Stock; and

(iv)  Securities and options, warrants and rights to purchase securities issued upon commercially reasonable terms (a) to financial institutions or lessors in connections with commercial credit agreements, equipment financings or similar transactions or (b) to other corporations, persons or entities in connection with acquisitions, mergers or similar business combinations, partnership arrangements, strategic alliances, licensing arrangements or similar non-capital raising transactions approved, in the case of either (a) or (b), by the Company’s Board of Directors provided, that in no event shall such securities and options, warrants and rights directly or indirectly permit or result in the issuance of shares of Common Stock (or securities directly or indirectly exercisable to acquire, or convertible into or exchangeable for the same) constituting more than 33% of the outstanding Common Stock, on a fully diluted basis, as of the Date of Issuance.

(m)  In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein.

(n)  If the Company takes any action affecting its shares of Common Stock after the Date of Issuance that would be covered by Section 2 but for the manner in which such action is taken or structured, which would in any way diminish the value of this Warrant, then the Warrant Share Price and the number of shares of common stock for which this Warrant may be exercised shall be adjusted in such manner as the Board shall in good faith determine to be equitable under the circumstances. If an adjustment of the Warrant Share Price pursuant to Section 2(i) or 2(j) shall be insufficient to maintain on an equitable basis for the holder of the Warrant the proportionate interest of the Warrant holder and the benefit of the bargain intended with respect to the Warrant (such as would likely occur, by way of example only, if the Warrant Share Price were to be required to be adjusted to $0.01 per share or less in accordance with the formulae set forth in this Warrant), then the number of shares of common stock for which this Warrant may be exercised shall also be adjusted in such manner as the Board shall in good faith determine to be equitable under the circumstances to maintain the proportionate interest of the Warrant holder and the benefit of the bargain intended by the parties.

3.  COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the expiration of this Warrant by exercise or by its term:

(a)  The Company will not by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary to protect the rights of the Holder hereunder.

(b)  The Company shall at all times reserve and keep available, out of its authorized and unissued capital stock, such numbers of shares of common stock as shall, from time to time, be sufficient for the exercise of the Warrants.

(c)  All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer contemporaneously with such issue).

4.  COMPLIANCE WITH LAWS. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant or the Warrant Shares are not registered under both the Securities Act and applicable state securities laws, the Company may require, as a condition of allowing such exercise, transfer or exchange, a representation by the Holder that the transferee of this Warrant, in whole or in part, or any Warrant Shares, is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

5.  TRANSFER AND EXCHANGE.

(a)  Transfer. This Warrant is not transferable without the Company’s prior written consent. Upon receipt of such consent, this Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof only upon surrender of this Warrant properly endorsed. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(b)  Exchange. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged, along with other Warrants of like tenor registered in the name of the same Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Warrant Shares as the Warrant or Warrants surrendered.

6.  LOSS, THEFT, DESTRUCTION OR MUTILATION. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant. All Warrants so surrendered to the Company shall be canceled.

7.  NO RIGHTS AS SHAREHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

8.  RECORD OWNER. At the time of the surrender of this Warrant, together with the Form of Exercise properly executed and payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the holder of record of the shares of common stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of common stock shall not then be actually delivered to such person.

9.  FRACTIONAL SHARES. The Company shall not issue any fractional Warrant Shares or scrip representing fractional Warrant Shares upon the exercise of this Warrant. With respect to any fraction of a share called for on such exercise, the Holder may elect to receive, and the Company shall pay to the Holder, an amount in cash equal to such fraction multiplied by the Exercise Price. In the alternative, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one share of common stock in addition to the number of whole Warrant Shares required by the exercise of the Warrant.

10.  MAILING OF NOTICES. All notices and other communications required hereunder shall be sent by registered or certified mail, (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Attention: Chief Financial Officer

Advance Nanotech, Inc.

600 Lexington Avenue - 29th Floor

New York, NY, 10022

Or such other addresses as the Company furnishes by notice to the Holder in accordance with this Section 10

If to the Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as such Holder furnishes by notice given in accordance with this Section 10.

11.  PIGGYBACK REGISTRATION. If the Company determines, in its discretion, to register any of its securities under the Act, either for its own account or the account of a security holder on a form in which the shares underlying the Warrants may be included, other than (i) a registration relating to employee benefit plans, (ii) a registration relating to a Rule 145 of the Act or similar transaction, or (iii) a registration on any form that does not include substantially the same information as could be required to be included in a registration statement covering the sale of the shares underlying the Warrants, the Company will include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the shares underlying the Warrants.

12.  NO REGISTRATION UNDER THE SECURITIES ACT. Because this Warrant has not been registered under the Securities Act, it and all replacement Warrants and the Warrant Shares shall bear the following legend:

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS, OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED EITHER AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH THE DISPOSITION OR SUCH OTHER EVIDENCE THAT IS SATISFACTORY TO THE COMPANY, WHICH EVIDENCE ESTABLISHES THAT ANY SUCH DISPOSITION WILL NOT VIOLATE THE SECURITIES ACT, SUCH LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

13.  GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. Each of the Company and the Holder irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of New York in any suit or proceeding based on or arising under this Warrant.

14.  ENTIRE AGREEMENT. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected.

15.  AMENDMENT; NO WAIVERS. Any provision of this Warrant may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

16.  HEADINGS. The headings and captions in this Warrant are included for convenience of reference only and shall be ignored in the construction and interpretation thereof.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Warrant on this ___ day of August, 2006.

ADVANCE NANOTECH, INC. a Delaware corporation

Date:	By:
Name:
Title:

FORM OF EXERCISE NOTICE

To:  Advance Nanotech Inc.
600 Lexington Avenue - 29th Floor
New York, NY, 10022

Pursuant to the terms of the attached Warrant, the undersigned hereby irrevocably exercises the right to purchase ___________________shares of the common stock of Advance Nanotech, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and tenders herewith payment of the Exercise Price in full, in the amount of $____________, in cash, by certified or official bank check or by wire transfer for the account of the Company in either case in accordance with the provisions contained within the attached Warrant.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any common stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Exercise Date:_____________________________	_____________________________
Signature of Holder
_____________________________
Name of Holder (Print) Address: Address:
_____________________________
_____________________________
_____________________________